Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 of this Registration Statement on Form S-3 of American DG Energy Inc. of our report dated April 1, 2013, relating to our audit of the consolidated financial statements which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to our firm under the caption "Experts" in the prospectus which is part of this Registration Statement.

/s/ McGladrey LLP

Boston, MA

December 31, 2013